SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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THE GEO GROUP, INC.

(Name of Registrant as Specified In Its Charter)
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THE GEO GROUP, INC.
621 NW 53rd Street, Suite 700
Boca Raton, Florida 33487
Telephone: (866) 301-4436
April 13, 2006
Dear Shareholder:
You are cordially invited to attend the 2006 annual meeting of the shareholders of The GEO Group, Inc. We will hold the meeting on Thursday, May 4, 2006, at 9:00 am (EST) at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida. We hope that you will be able to attend.
Enclosed you will find a notice setting forth the business expected to come before the meeting, the proxy statement, a form of proxy and our 2005 annual report to shareholders. In addition to the specific proposals we are requesting shareholders to act upon, we will report on our business and provide our shareholders an opportunity to ask questions of general interest.
Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if the proxy is mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or the internet as indicated on the proxy card. Submitting the proxy card before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend.
Sincerely,
George C. Zoley
Chairman of the Board and
Chief Executive Officer

THE GEO GROUP, INC.
621 NW 53rd Street, Suite 700
Boca Raton, Florida 33487
Telephone: (866) 301-4436
Notice of Annual Meeting of Shareholders on May 4, 2006
April 13, 2006
The annual meeting of the shareholders of The GEO Group, Inc. will be held on Thursday, May 4, 2006, at 9:00 A.M. (EST) at the Boca Raton Resort & Club, Boca Raton, Florida, for the purpose of considering and acting on the following proposals:

(1)	To elect seven (7) directors for the ensuing year;

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered certified public accountants for the fiscal year 2006 and to perform such other services as may be requested;

(3)	To approve The GEO Group, Inc. 2006 Stock Incentive Plan; and

(4)	To transact any other business as may properly come before the meeting or any adjournment or adjournments thereof.
Only shareholders of GEO’s common stock of record at the close of business on March 17, 2006, the record date and time fixed by the board of directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.
By Order of the Board of Directors,
John J. Bulfin
Senior Vice President, General Counsel
and Corporate Secretary

PROXY STATEMENT
THE GEO GROUP, INC.
621 NW 53rd Street, Suite 700
Boca Raton, Florida 33487
Telephone: (866) 301-4436
April 13, 2006
The GEO Group Inc. (“GEO,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by its board of directors for use at its annual meeting of shareholders to be held at the Boca Raton Resort & Club, Boca Raton, Florida, May 4, 2006, at 9:00 A.M. (EST). Please note that the proxy card provides a means to withhold authority to vote for any individual director-nominee. Also note that the format of the proxy card provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposals indicated on the proxy card. A proxy card which is properly executed, returned and not revoked, will be voted in accordance with the instructions indicated. A proxy voted by telephone or the internet and not revoked will be voted in accordance with the shareholder’s instructions. If no instructions are given, proxies that are signed and returned or voted by telephone or internet will be voted as follows:

FOR –	The election of directors for the ensuing year;

FOR –	The proposal to ratify the appointment of Grant Thornton LLP as the independent registered certified public accountants of GEO; and

FOR –	The proposal to approve The GEO Group, Inc. 2006 Stock Incentive Plan.
The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders at the annual meeting. If any such matter or matters properly come before the annual meeting, the designated proxy holders will have discretionary authority to vote thereon.
Holders of shares of GEO common stock, par value $0.01 per share, of record as of the close of business on March 17, 2006, will be entitled to one vote for each share of common stock standing in their name on the books of GEO. On March 17, 2006, GEO had 9,708,014 shares of common stock issued and outstanding.
The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding on the record date will constitute a quorum for purposes of the annual meeting. The election of directors requires a plurality of the votes cast. The ratification of Grant Thornton LLP will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. The approval of The GEO Group, Inc. 2006 Stock Incentive Plan requires approval by a majority of the votes cast, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the election of directors and the ratification of Grant Thornton LLP, but broker non-votes will not be counted for purposes of determining the presence of over 50% in interest of all securities for the approval of The GEO Group, Inc. 2006 Stock Incentive Plan. However, neither abstentions nor broker non-votes are counted as votes either for or against a proposal and will have no effect on the proposals except that abstentions will have the effect of no votes on the approval of The GEO Group, Inc. 2006 Stock Incentive Plan. If less than a majority of the outstanding shares of common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date and time.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to GEO addressed to the Corporate Secretary, by executing and delivering a later dated proxy, or by attending the meeting and voting the shares in person.
The costs of preparation, assembly and mailing this proxy statement and the accompanying materials will be borne by GEO. It is contemplated that the solicitation of proxies will be by mail and telephone. We mailed this proxy statement, the notice of annual meeting, the proxy card and our 2005 annual report to shareholders on or about April 13, 2006.

Proposal 1
Election of Directors
Directors and Nominees
GEO’s board of directors is comprised of seven (7) members. The seven (7) nominees are listed below. All of the nominees are presently directors of GEO and, with the exception of John M. Palms, were elected by the shareholders at their last annual meeting. John M. Palms was appointed to GEO’s board of directors on February 13, 2006, by GEO’s board of directors pursuant to a recommendation from the Nominating and Corporate Governance Committee of the board of directors.
On February 8, 2006, William M. Murphy, who had been a GEO director since January 2005, resigned from GEO’s board of directors.
Unless instructed otherwise, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by the board of directors.

Continuing Director		Director
Nominees	Age	Since	Current Positions

Wayne H. Calabrese	55	1998	Vice Chairman, President and COO
Norman A. Carlson	72	1994	Director
Anne N. Foreman	58	2002	Director
Richard H. Glanton	59	1998	Director
John M. Palms	70	2006	Director
John M. Perzel	56	2005	Director
George C. Zoley	56	1988	Chairman of the Board and CEO

The following is a brief biographical statement for each director nominee:
DIRECTOR NOMINEES

Wayne H. Calabrese	Wayne H. Calabrese is GEO’s Vice Chairman of the Board, President and Chief Operating Officer. He joined GEO as Vice President, Business Development in 1989 and has served in a range of increasingly senior positions since then. From 1992 to 1994, Mr. Calabrese was Chief Executive Officer of Australasian Correctional Management, Pty Ltd., a Sydney-based subsidiary of GEO. Mr. Calabrese has served as a director of GEO since 1998. Prior to joining GEO, Mr. Calabrese was a partner in the Akron, Ohio law firm of Calabrese, Dobbins and Kepple. He also served as an Assistant City Law Director in Akron; an Assistant County Prosecutor and Chief of the County Bureau of Support for Summit County, Ohio; and Legal Counsel and Director of Development for the Akron Metropolitan Housing Authority. He received his Bachelor’s Degree in Secondary Education from the University of Akron in Akron, Ohio and his Juris Doctor from the University of Akron Law School. Mr. Calabrese also serves as a Director of numerous subsidiaries and partnerships through which GEO conducts its global operations.

Norman A. Carlson	Mr. Carlson has served as a director of GEO since 1994 and served previously as a Director of The Wackenhut Corporation. Mr. Carlson retired from the Department of Justice in 1987 after serving as the Director of the Federal Bureau of Prisons for 17 years. During his 30-year career, Mr. Carlson worked at the United States Penitentiary, Leavenworth, Kansas, and at the Federal Correctional Institution, Ashland, Kentucky. Mr. Carlson was President of the American Correctional Association from 1978 to 1980, and is a Fellow in the National Academy of Public Administration. From 1987 until 1998, Mr. Carlson was Adjunct Professor in the department of sociology at the University of Minnesota in Minneapolis.

Anne N. Foreman	Ms. Foreman has served as a director of GEO since 2002. Since 1999, Ms. Foreman has been a Trustee of the National Gypsum Company Settlement Trust and Director and Treasurer of the Asbestos Claims Management Corporation. Ms. Foreman is also a member of the board of directors of Ultra Electronics Defense, Inc. and Trust Services, Inc. Ms. Foreman served as Under Secretary of the United States Air Force from September 1989 until January 1993. Prior to her appointment as Under Secretary, Ms. Foreman was General Counsel of the Department of the Air Force and a member of the Department’s Intelligence Oversight Board. She practiced law in the Washington office of Bracewell and Patterson and with the British solicitors Boodle Hatfield, Co., in London, England from 1979 to 1985. Ms. Foreman is a former member of the U.S. Foreign Service, and served in Beirut, Lebanon; Tunis, Tunisia; and the U.S. Mission to the U.N. Ms. Foreman earned a bachelor’s degree, magna cum laude, in history and French, and a master’s in history from the University of Southern California in Los Angeles. She holds her juris doctor from American University in Washington D.C. and was awarded an honorary doctorate of law from Troy State University in Troy, Alabama. Ms. Foreman was twice awarded the Air Force Medal for Distinguished Civilian Service. Ms. Foreman also served on the Board of The Wackenhut Corporation for nine years.

DIRECTOR NOMINEES

Richard H. Glanton	Mr. Glanton has served as a director of GEO since 1998. Mr. Glanton joined Exelon Corporation, an energy company, as Senior Vice President in May 2003 with leadership responsibilities for corporate development. He has served as a member of the Exelon board of directors since its inception in October 2000 and relinquished his board position when he assumed his role as an officer of the company. Mr. Glanton served as a Director on the Board of PECO Energy Company, a predecessor company of Exelon, from 1990 to 2000. Prior to joining Exelon in 2003, Mr. Glanton was a Partner in the General Corporate Group of the law firm of Reed, Smith, Shaw and McClay, LLP in Philadelphia, Pennsylvania and was with the firm since 1987. Mr. Glanton is active in public affairs and civic organizations and has a distinguished record of public service. He served from 1979 to 1983 as Deputy Counsel to Richard L. Thornburgh, former Governor of Pennsylvania. Mr. Glanton is a member of the board of directors of Aqua America Corporation and Chairman of its governance committee. He received his bachelor’s degree in English from West Georgia College (renamed State University of West Georgia) in Carrollton, Georgia and his juris doctor from the University of Virginia School of Law in Charlottesville, Virginia.

John M. Palms	John M. Palms, Ph.D., is currently a Distinguished University Professor and President Emeritus at the University of South Carolina. Dr. Palms serves on the board of directors of Exelon Corporation, an energy company, and is currently the Chair of Exelon’s Audit and Finance Committee. Dr. Palms served as President at the University of South Carolina from 1991 to 2002 and previously as President at Georgia State University from 1989 to 1991. In addition to a distinguished career in academia, Dr. Palms has served in a number of military and governmental positions and committees. He currently serves as Chairman of the Board of Trustees of the Institute for Defense Analyses. He also served in the United States Air Force with a Regular Commission and on the United States President’s Selection Committee for White House Fellows.

John M. Perzel	The Honorable John M. Perzel was sworn in as Pennsylvania’s Speaker of the House of Representatives on April 15, 2003. Prior to being elected Speaker, Mr. Perzel served four consecutive terms as House Majority Leader, becoming the longest serving House Majority Leader in Pennsylvania history. First elected to the House of Representatives in 1978, Speaker Perzel steadily climbed the ladder of responsibility, authority, and leadership. Before being elected Majority Leader in 1994, he held the offices of Republican Whip, Policy Committee Chairman, and head of the House Republican Campaign Committee. In March 2004, he established the Speaker’s Foundation Fund of the Philadelphia Foundation, a charitable organization created to support education, culture, and economic development across Pennsylvania. Mr. Perzel earned a bachelor’s degree from Troy State University in 1975.

DIRECTOR NOMINEES

George C. Zoley	George C. Zoley serves as Chairman of the Board and Chief Executive Officer of The GEO Group, Inc. and Chairman of GEO Care, Inc., a wholly-owned subsidiary of The GEO Group, Inc. He served as GEO’s Vice Chairman and Chief Executive Officer from January 1997 to May of 2002. Mr. Zoley has served as GEO’s Chief Executive Officer since the company went public in 1994. Prior to 1994, Mr. Zoley served as President and Director since the GEO’s incorporation in 1988. Mr. Zoley has served as a director of GEO since 1988. Mr. Zoley founded GEO in 1984 and continues to be a major factor in GEO’s development of new business opportunities in the areas of correctional and detention management, health and mental health and other diversified government services. Mr. Zoley also serves as a director of several business subsidiaries through which The GEO Group, Inc. conducts its operations worldwide. Mr. Zoley has Bachelor’s and Master’s Degrees in Public Administration from Florida Atlantic University (FAU) and a Doctorate Degree in Public Administration from Nova Southeastern University (NSU). Mr. Zoley is a member of the Board of Trustees of Florida Atlantic University in Boca Raton, Florida. Mr. Zoley also served as Chair of the FAU Presidential Search Committee and is a member of the FAU Foundation board of directors.
The election of the directors listed above will require the affirmative vote of a plurality of the votes cast by holders of the shares of common stock present or represented at the annual meeting.

Recommendation of the Board of Directors
The board of directors recommends a vote “FOR” each of the seven nominees.
Executive Officers of GEO
The executive officers of GEO are as follows:

Name	Age	Position

George C. Zoley	56	Chairman of the Board and Chief Executive Officer
Wayne H. Calabrese	55	Vice Chairman, President and Chief Operating Officer
John G. O’Rourke	55	Senior Vice President and Chief Financial Officer
John J. Bulfin	52	Senior Vice President, General Counsel and Secretary
Jorge A. Dominicis	43	Senior Vice President, Residential Treatment Services
John M. Hurley	58	Senior Vice President, North American Operations
Donald H. Keens	62	Senior Vice President, International Services
David N.T. Watson	40	Vice President, Finance and Treasurer
Brian R. Evans	38	Vice President, Chief Accounting Officer
George C. Zoley — Please refer to the biographical information listed above in the “Directors and Nominees” section.
Wayne H. Calabrese — Please refer to the biographical information listed above in the “Directors and Nominees” section.
John G. O’Rourke — Mr. O’Rourke has been responsible for GEO’s business management since 1991, assuming the position of Chief Financial Officer in 1994. Over this 15 year period, GEO grew from approximately $30 million in revenue in 1991 to $600 million in 2005. Prior to joining GEO, Mr. O’Rourke was a career officer in the United States Air Force. In addition to operational flying experience as an instructor pilot in B-52 aircraft, his assignments included senior executive positions in the Pentagon involved in managing several multi-billion dollar national security projects, including the B-2 Stealth Bomber. Mr. O’Rourke earned his bachelor’s degree in International Relations from St. Joseph’s University in Philadelphia, Pennsylvania and a master’s degree in Political Science from the University of North Dakota in Grand Forks, North Dakota. He is also a graduate of the Defense Systems Management College.
John J. Bulfin — As GEO’s General Counsel since 2000, Mr. Bulfin has oversight responsibility for all GEO litigation, investigations and professional responsibility. Mr. Bulfin is a member of the Florida Bar and the American Bar Associations. He has been a trial lawyer since 1978 and is a Florida Bar Board Certified Civil trial lawyer. Prior to joining GEO in 2000, Mr. Bulfin was a founding partner of the West Palm Beach law firm of Wiederhold, Moses, Bulfin & Rubin. Mr. Bulfin attended the University of Florida, received his bachelor’s degree from Regis College in Denver, Colorado and his juris doctor from Loyola University in Chicago, Illinois.
Jorge A. Dominicis — Mr. Dominicis joined GEO in May 2004 as Senior Vice President of Residential Treatment Services and President of GEO Care, Inc., a wholly-owned subsidiary of GEO. Mr. Dominicis is responsible for the overall management, administrative, and business development activities of the Residential Treatment Services division of GEO and of GEO Care, Inc. Prior to joining GEO, Mr. Dominicis served for 14 years as Vice President of Corporate Affairs at Florida Crystals Corporation, a sugar company, where he was responsible for all governmental and public affairs activity at the local, state and federal level, as well as for the coordination of corporate community outreach and charitable involvement. Prior to that, Mr. Dominicis served in public and government policy positions.
John M. Hurley — As GEO’s Senior Vice President of North American Operations since 2000, Mr. Hurley is responsible for the overall administration and management of GEO’s domestic detention and correctional facilities. From 1998 to 2000, Mr. Hurley served as Warden of GEO’s South Bay, Florida correctional facility. Prior to joining GEO in 1998, Mr. Hurley was employed by the Department of Justice, Federal Bureau of

Prisons for 26 years. During his tenure, he served as Warden at three different Bureau facilities. He also served as Director of the Bureau’s Staff Training Center in Glynco, Georgia. Mr. Hurley received his bachelor’s degree from the University of Iowa in Sociology and a Certificate in Public Administration from the University of Southern California, Washington D.C. extension campus.
Donald H. Keens — As GEO’s Senior Vice President of International Services since 2000, Mr. Keens is responsible for management and control of GEO’s international marketing, sales and operations. From 1994 when Mr. Keens joined GEO, to 2000, Mr. Keens held positions with GEO abroad. Mr. Keens has 40 years of experience in the management of a wide range of criminal justice and security operations, including establishment and day-to-day management of security and correctional companies in the United Kingdom, Australia, New Zealand, the United States, and South Africa. He is also experienced in the operation of multi-million dollar prison service contracts.
David N.T. Watson — Mr. Watson has been GEO’s Vice President, Finance since July 1999 and Treasurer since May 2003. He was also Assistant Secretary from 2000 to 2002 and Chief Accounting Officer from 1994 to 2003. From 1989 until joining GEO, Mr. Watson was with the Miami office of Arthur Andersen, LLP where his most recent position was Manager, Audit and Business Advisory Services Group. Mr. Watson has a B.A. in Economics from the University of Virginia and an M.B.A. from Rutgers, the State University of New Jersey. Mr. Watson is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.
Brian R. Evans — Mr. Evans has been GEO’s Vice President of Accounting since October 2002 and Chief Accounting Officer since May 2003. Mr. Evans joined GEO in October 2000 as Corporate Controller. From 1994 until joining GEO, Mr. Evans was with the West Palm Beach office of Arthur Andersen, LLP where his most recent position was Manager in the Audit and Business Advisory Services Group. From 1990 to 1994, Mr. Evans served in the U.S. Navy as an officer in the Supply Corps. Mr. Evans has a B.S. in Accounting from the University of Notre Dame and is a member of the American Institute of Certified Public Accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the number of shares of GEO’s common stock, that were beneficially owned as of April 9, 2006 (unless stated otherwise) by (i) each director and nominee for election as director at the 2006 annual meeting of shareholders, (ii) each Named Executive Officer (as defined below), (iii) all directors, nominees and executive officers as a group, and (iv) each person or group who was known by GEO to beneficially own more than 5% of GEO’s outstanding common stock.

	Common Stock
Beneficial Owner(1)	Amount & Nature
	of Beneficial	Percent of
	Ownership(2)	Class(3)

DIRECTORS AND NOMINEES(4)
Wayne H. Calabrese	268,955	2.69%
Norman A. Carlson	19,200	*
Anne N. Foreman	10,400	*
Richard H. Glanton	10,200	*
John M. Palms	0	*
John M. Perzel	2,700	*
George C. Zoley	393,170	3.88%

NAMED EXECUTIVE OFFICERS(4)
Donald H. Keens	60,195	*
John G. O’Rourke	136,195	1.38%
John J. Bulfin	71,195	*
John M. Hurley	76,195	*

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP(5)	1,083,305	10.04%

OTHER
Wells Fargo & Company(6)	1,482,331	15.23%
FMR Corp.(7)	1,445,491	14.85%
Morgan Stanley(8)	1,142,612	11.74%
Barclays Global Investors(9)	719,056	7.39%

* Beneficially owns less than 1% of GEO’s common stock
NOTES

(1)	Unless stated otherwise, the address of the beneficial owners is 621 NW 53rd Street, Boca Raton, Florida 33487.

(2)	Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission, which we refer to as the SEC. Unless stated otherwise, each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

(3)	As of April 9, 2006, GEO had 9,733,653 shares of common stock outstanding.

(4)	The number of shares of common stock underlying stock options held by directors, nominees and the Named Executive Officers that are immediately exercisable, or exercisable within 60 days of April 9, 2006, are as follows: Mr. Calabrese — 248,955; Mr. Carlson — 18,200; Ms. Foreman —

10,200; Mr. Glanton — 10,200; Mr. Perzel — 2,700; Mr. Zoley — 393,170; Mr. Keens — 60,195; Mr. O’Rourke — 136,195; Mr. Bulfin — 71,195; Mr. Hurley — 76,195.

(5)	Includes 1,060,605 shares of common stock underlying stock options held by the directors, nominees and executive officers that are immediately exercisable or exercisable within 60 days of April 9, 2006.

(6)	The principal business address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. On January 31, 2006, Wells Capital Management Incorporated informed GEO that, as of December 31, 2005, Wells Capital Management Incorporated beneficially owned 1,440,879 shares with sole voting power over 303,405 such shares and sole dispositive power over all such shares. Also on that date, Wells Fargo Funds Management, LLC informed GEO that, as of December 31, 2005, Wells Fargo Funds Management, LLC beneficially owned 1,133,493 shares with sole voting power over all such shares and sole dispositive power over 40,452 such shares. Altogether, Wells Fargo & Company beneficially owned 1,482,331 shares as of December 31, 2005.

(7)	The principal business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. On February 14, 2006, FMR Corp. informed GEO that, as of December 31, 2005, FMR Corp. beneficially owned 1,445,491 shares with sole voting power over 504,010 such shares and sole dispositive power over all such shares.

(8)	The principal business address of Morgan Stanley is 1585 Broadway, New York, New York 10036. On February 15, 2006, Morgan Stanley Investment Management Inc. informed GEO that, as of December 31, 2005, Morgan Stanley Investment Management Inc. beneficially owned 488,850 shares with sole voting and dispositive power over 462,800 such shares. Also on that date, Morgan Stanley Investment Advisors Inc. informed GEO that, as of December 31, 2005, Morgan Stanley Investment Advisors Inc. beneficially owned 382,900 shares with sole voting and dispositive power over all such shares. Altogether, Morgan Stanley beneficially owned 1,142,612 shares as of December 31, 2005, with sole voting and dispositive power over 1,073,761 such shares, and shared voting and dispositive power over 1,251 such shares.

(9)	The principal business address of Barclays Global Investors Japan Trust and Banking Company Limited (Barclays) is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan. On January 26, 2006, Barclays Global Investors, NA informed GEO that, as of December 31, 2005, Barclays Global Investors, NA beneficially owned 719,056 shares with sole voting power over 632,828 such shares and sole dispositive power over all such shares. Also on that date, Barclays Global Fund Advisors informed GEO that, as of December 31, 2005, Barclays Global Fund Advisors beneficially owned 113,146 shares with sole voting power over 109,521 such shares and sole dispositive power over all such shares. Altogether, Barclays beneficially owned 832,202 shares as of December 31, 2005.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER
CORPORATE GOVERNANCE INFORMATION
GEO’s board of directors held nineteen (19) meetings during fiscal year 2005. Each incumbent director, except for John M. Palms who was appointed to the board of directors on February 13, 2006, attended at least 75% of the total number of meetings of the board of directors and the total number of meetings held by all board committees on which they served. The board of directors is comprised of a majority of directors who qualify as independent directors pursuant to the listing standards applicable to companies listed on the New York Stock Exchange, which we refer to as the NYSE.
Under our corporate governance guidelines, the board of directors has established seven standing committees. The members of the board of directors serving on certain of these committees and the functions of those committees are set forth below.

AUDIT AND FINANCE COMMITTEE
Richard Glanton, Chairman
John M. Palms
John M. Perzel

COMPENSATION COMMITTEE
Richard H. Glanton, Chairman
Anne N. Foreman
John M. Perzel

CORPORATE PLANNING COMMITTEE
Anne N. Foreman, Chairman
Norman A. Carlson
John M. Palms

EXECUTIVE COMMITTEE
George C. Zoley, Chairman
Wayne H. Calabrese
Richard H. Glanton	INDEPENDENT COMMITTEE
Norman A. Carlson, Chairman
John M. Perzel
Anne N. Foreman
Richard H. Glanton
John M. Palms

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE
Anne N. Foreman, Chairman
Richard H. Glanton
John M. Perzel

OPERATIONS AND OVERSIGHT
COMMITTEE
Norman A. Carlson, Chairman
Richard H. Glanton
Anne N. Foreman
Executive Committee
The Executive Committee met two (2) times during fiscal year 2005. The Executive Committee has full authority to exercise all the powers of the board of directors between meetings of the board of directors, except as reserved by the board of directors.
Audit and Finance Committee
The Audit and Finance Committee met fourteen (14) times during fiscal year 2005. The Report of the Audit and Finance Committee is included later in this proxy statement.
All of the members of the Audit and Finance Committee are independent (as independence is defined under Exchange Act Rule 10A-3, as well as under Section 303A.02 of the NYSE’s listing standards). In addition, the board of directors has determined that Mr. Glanton is an “audit committee financial expert” as that term is defined under Item 401(h)(2) of Regulation S-K of the SEC’s rules.
The Audit and Finance Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.thegeogroupinc.com by clicking on the link “Corporate” on our homepage and then clicking on the link “Corporate Governance”. In addition, the charter is available in print to any shareholder who requests it by contacting our Director of Corporate Communications at 561-999-7306.

Pursuant to the charter, the main functions and responsibilities of the Audit and Finance Committee include the following:

•	select, in its sole discretion, our independent auditor, review and oversee its performance and approve its compensation;

•	review and approve in advance the terms of our independent auditor’s annual engagement, including the proposed fees, as well as the scope of auditing services to be provided;

•	review with management, our internal auditor and our independent auditor, our significant financial risks or exposures and assess the steps management has taken to monitor and mitigate such risks or exposures;

•	review and discuss with management and our independent auditor the audit of our annual financial statements and our internal controls over financial reporting, and our disclosure and the independent auditor’s reports thereon;

•	meet privately with our independent auditor on any matters deemed significant by the independent auditor;

•	establish procedures for the submission, receipt, retention and treatment, on an anonymous basis, of complaints and concerns regarding our accounting, internal accounting controls or auditing matters;

•	review with our counsel legal matters that may have a material impact on our financial statements, our compliance policies and any material reports or inquiries from regulators or government agencies; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.
Compensation Committee
The Compensation Committee met four (4) times during fiscal year 2005. The Report of the Compensation Committee is included later in this proxy statement.
All of the members of the Compensation Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).
The Compensation Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.thegeogroupinc.com by clicking on the link “Corporate” on our homepage and then clicking on the link “Corporate Governance”. In addition, the charter is available in print to any shareholder who requests it by contacting our Director of Corporate Communications at 561-999-7306. Pursuant to the charter, the main functions and responsibilities of the Compensation Committee include the following:

•	review on a periodic basis and, if appropriate, make recommendations with respect to, director compensation;

•	establish our executive compensation philosophy, and review and approve the compensation of all of our corporate officers, including salaries, bonuses, stock option grants and other forms of compensation;

•	review the general compensation structure for our corporate and key field employees;

•	establish annual and long-term performance goals for the compensation of our CEO and other senior executive officers, evaluate the CEO’s and such other senior executives’ performance in light of those goals, and, either as a committee or together with the other independent members of the board of directors, determine and approve the CEO’s and such other senior executives’ compensation level based on this evaluation;

•	review our program for succession and management development;

•	review our incentive-based compensation and equity-based plans and make recommendations to the board of directors with respect thereto; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met three (3) times during fiscal year 2005.
All of the members of the Nominating and Corporate Governance Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).
The Nominating and Corporate Governance Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.thegeogroupinc.com by clicking on the link “Corporate” on our homepage and then clicking on the link “Corporate Governance”. In addition, the charter is available in print to any shareholder who requests it by contacting our Director of Corporate Communications at 561-999-7306. Pursuant to the charter, the main functions and responsibilities of the Nominating and Corporate Governance Committee include the following:

•	identify candidates qualified to become members of the board of directors and select, or recommend that the full board of directors select, such candidates for nomination and/or appointment to the board of directors;

•	review candidates for the board of directors recommended by shareholders;

•	after consultation with the Chairman and CEO, recommend to the board of directors for approval all assignments of committee members, including designations of the chairs of the committees;

•	establish the evaluation criteria for the annual self-evaluation by the board of directors, including the criteria for determining whether the board of directors and its committees are functioning effectively, and implement the process for annual evaluations;

•	develop, adopt, review annually and, if appropriate, update, corporate governance guidelines for GEO and evaluate compliance with such guidelines;

•	consider other corporate governance issues that arise from time to time, and advise the board of directors with respect to such issues; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.
OTHER CORPORATE GOVERNANCE INFORMATION
Director Independence
Pursuant to the corporate governance standards applicable to companies listed on the NYSE, the board of directors must be comprised of a majority of directors who qualify as independent directors. In determining independence, each year the board of directors affirmatively determines whether directors have a “material relationship” with GEO. When assessing the “materiality” of a director’s relationship with GEO, the board of directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from that of the persons or organizations with which the director has an affiliation. An independent director is free from any relationship with GEO that may impair the director’s ability to make independent judgments. Particular attention is paid to whether the director is independent from management and, with respect to organizations affiliated with a director with which GEO does business, the frequency and regularity of the business conducted, and whether the business is carried out at arm’s length on substantially the same terms to GEO as those prevailing at the time from unrelated third parties for comparable business transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.
Applying the NYSE’s independence standards, the board of directors has determined that Norman A. Carlson, Anne N. Foreman, Richard H. Glanton, John M. Palms, and John M. Perzel qualify as independent under the New York Stock Exchange’s corporate governance standards, and that the board of directors is therefore comprised of a majority of independent directors. The board of directors’ determination that each of these directors is independent was based on the fact that none of the directors had a material relationship with

GEO outside of such person’s position as a director, including a relationship that would disqualify such director from being considered independent under the NYSE’s listing standards.
Director Identification and Selection
The processes for director selection and director qualifications are set forth in Section 3 of our Corporate Governance Guidelines. The board of directors, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the board, between annual meetings. Nominees for director are selected on the basis of outstanding achievement in their personal careers, broad experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to duties of the board of directors. The board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of GEO, (ii) the results of operations and financial condition of GEO and of any significant subsidiaries or business segments, and (iii) the relative standing of GEO and its business segments in relation to its competitors. The board is committed to diversified membership and will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. The Nominating and Corporate Governance Committee may, to the extent it deems appropriate, engage a third party professional search firm to identify and review new director candidates and their credentials.
The Nominating and Corporate Governance Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. The Nominating and Corporate Governance Committee has not adopted a formal process because it believes that the informal consideration process has been adequate to date. The Nominating and Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted. If a shareholder wishes to suggest a proposed name for committee consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the committee.
Code of Business Conduct and Ethics
The board of directors has adopted a code of business conduct and ethics applicable to GEO’s directors, officers, employees, agents and representatives, including its consultants. The code strives to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full, fair, accurate, timely and transparent disclosure, compliance with the applicable government and self-regulatory organization laws, rules and regulations, prompt internal reporting of violations of the code, and accountability for compliance with the code. The code can be found on our website at http://www.thegeogroupinc.com by clicking on the link “Corporate” on our homepage and then clicking on the link “Corporate Governance”. In addition, the code is available in print to any shareholder who requests it by contacting our Director of Corporate Communications at 561-999-7306.
Code of Ethics for CEO, Senior Financial Officers and Other Employees
Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the board of directors has also adopted a code of ethics for the CEO, its senior financial officers and all other employees. The text of this code is located in Section 18 of the code of business conduct and ethics. The code can be found on our website at http://www.thegeogroupinc.com by clicking on the link “Corporate” on our homepage and then clicking on the link “Corporate Governance”. In addition, the code is available in print to any shareholder who requests it by contacting our Director of Corporate Communications at 561-999-7306.

Corporate Governance Guidelines
The board of directors has adopted corporate governance guidelines to promote the effective functioning of the board of directors and its committees, and the continued implementation of good corporate governance practices. The corporate governance guidelines address matters such as the role and structure of the board of directors, the selection, qualifications and continuing education of members of the board of directors, board meetings, non-employee director executive sessions, board self-evaluation, board committees, CEO performance review, succession planning, non-employee director compensation, certain shareholder matters and certain shareholder rights.
The corporate governance guidelines can be found on our website at http://www.thegeogroupinc.com by clicking on the link “Corporate” on our homepage and then clicking on the link “Corporate Governance”. In addition, the corporate governance guidelines are available in print to any shareholder who requests them by contacting our Director of Corporate Communications at 561-999-7306.
Annual Board and Committee Self-Assessments and Non-Employee Director Executive Sessions
The board of directors conducts a self-assessment annually, which is reported by the Nominating and Corporate Governance Committee to the board of directors. In addition, the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee also undergo annual self-assessments of their performance. The non-employee directors of the board of directors meet in executive session at least twice per year and such meetings are presided over by a presiding director who is typically the chairman of the Nominating and Corporate Governance Committee, who is currently Anne Foreman.
Shareholder Communications with Directors
The board of directors has adopted a process to facilitate written communications by shareholders or other interested parties to the board. Persons wishing to write to the board of directors of GEO, or to a specified director or committee of the board, should send correspondence to the Corporate Secretary at 621 NW 53rd Street, Suite 700, Boca Raton, Florida, 33487.
The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the board, or to the affairs of GEO.
Board Member Attendance at Annual Meetings
GEO encourages all of its directors to attend the annual meeting of shareholders. We generally hold a board meeting coincident with our annual meeting to minimize director travel obligations and facilitate their attendance at the annual shareholders’ meeting. All of our then current directors attended the 2005 annual meeting of shareholders.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS
Ernst & Young LLP (“Ernst & Young”) served as GEO’s independent registered certified public accountants from 2002 through 2005. It is expected that a member of Ernst & Young will be present at the annual meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The following sets forth the aggregate fees billed by Ernst & Young to GEO related to fiscal years 2005 and 2004:
Audit Fees
Fees billed by Ernst & Young for audit services were approximately $2,563,958 for 2005 and $2,299,446 for 2004, including fees associated with the annual audit, the reviews of the financial statements included in GEO’s quarterly reports on Form 10-Q, statutory audits required internationally, filings with the SEC, Sarbanes-Oxley Section 404 and accounting consultations.
Audit-Related Fees
Fees billed by Ernst & Young for audit-related services were approximately $405,243 for 2005 and $496,711 for 2004, primarily for due diligence pertaining to business combinations.
Tax Fees
Fees billed by Ernst & Young for tax services, including tax compliance and tax advice primarily in GEO’s foreign locations, were approximately $303,283 for 2005 and $160,460 for 2004.
All Other Fees
Fees billed by Ernst & Young for all other services were approximately $2,083 for 2005 and $1,485 for 2004.
The Audit and Finance Committee of the board of directors has implemented procedures to ensure that all audit and permitted non-audit services provided to GEO are pre-approved by the Audit and Finance Committee. All of the audit-related, tax and all other services provided by Ernst & Young to GEO in 2005 were approved by the Audit and Finance Committee pursuant to these procedures. All non-audit services provided in 2005 were reviewed with the Audit and Finance Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Audit and Finance Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services
On March 20, 2006, the Audit and Finance Committee approved various audit, audit-related, tax and other services currently anticipated to be provided by Grant Thornton LLP during 2006. The Audit and Finance Committee plans to continue to review and pre-approve such services, as appropriate, on a periodic basis. In addition, the Audit and Finance Committee has delegated to its Chairman, Richard H. Glanton, the authority to grant, on behalf of the Audit and Finance Committee, the pre-approvals required under the Sarbanes-Oxley Act for the provision by Grant Thornton LLP to GEO of auditing and permissible non-audit services; provided, however, that any decision made by Mr. Glanton with respect to any such pre-approvals must be presented at the next regularly scheduled full Audit and Finance Committee meeting that is held after such decision is made.

EXECUTIVE COMPENSATION
The following table shows salary paid and bonuses accrued by GEO during each of fiscal years 2005, 2004 and 2003, respectively, to and on behalf of the Named Executive Officers of GEO, for services in all capacities while they were employees of GEO, and the capacities in which the services were rendered. For purposes of this proxy statement, GEO’s Named Executive Officers are (i) the Chief Executive Officer of GEO, (ii) each of the four most highly compensated executive officers of GEO other than the Chief Executive Officer, and (iii) a fifth executive officer whose salary and bonus in 2005 were equal to those of the third and fourth most highly compensated executive officers of GEO other than the Chief Executive Officer (collectively, the “Named Executive Officers”). In addition, the table shows other Long-Term Compensation awarded to the Named Executive Officers for the indicated years.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation

		Annual Compensation			Securities
					Underlying		All Other
Name and Principal				Other Annual	Options/	LTIP	Compensation($)
Position	Year	Salary($)	Bonus($)(1)	Compensation($)	SARs(#)	Payouts($)	(2)

George C. Zoley	2005	770,519	1,051,095	*	—	—	434,297
Chairman of the	2004	731,313	1,470,375	*	9,485	—	1,374,504
Board & CEO	2003	664,125	478,170	*	75,818	—	2,683,138

Wayne H. Calabrese	2005	550,961	587,549	*	—	—	472,791
Vice Chairman,	2004	515,208	823,410	*	6,322	—	1,044,837
President & COO	2003	470,400	289,296	*	50,547	—	1,340,100

John G. O’Rourke	2005	341,346	151,677	*	—	—	317,976
Senior VP — Chief	2004	315,114	212,388	*	4,830	—	713,105
Financial Officer	2003	267,960	140,653	*	30,327	—	945,288

Donald H. Keens	2005	314,423	125,732	*	—	—	360
Senior VP —	2004	283,949	176,445	*	4,830	—	2046
International Services	2003	242,681	127,408	*	30,327	—	—

John J. Bulfin	2005	314,423	125,732	*	—	—	—
Senior VP —	2004	283,949	176,445	*	4,830	—	—
General Counsel	2003	242,681	127,408	*	30,327	—	—

John M. Hurley	2005	314,423	125,732	*	—	—	—
Senior VP — North	2004	283,949	176,445	*	4,830	—	965
American Operations	2003	242,681	127,408	*	30,327	—	1,161

*	Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer.

(1)	Includes amounts paid pursuant to GEO’s Senior Management Performance Award Plan.

(2)	Includes (i) change in control payments made in 2003 and 2004 pursuant to Executive Employment Agreements as a result of the acquisition by Group 4 Falck A/ S of The Wackenhut Corporation, GEO’s former parent company, in 2002; (ii) amounts accrued under Executive Retirement Agreements (see “Executive Employment and Retirement Agreements” below); and (iii) premiums paid by GEO for Excess Group Life Insurance for the benefit of the Named

Executive Officer. The following table shows these amounts in 2004 and 2005 for each Named Executive Officer:

	Change in		Executive		Excess
	Control		Retirement		Group Life
	Payments		Accruals		Insurance		Total

	2004	2005	2004	2005	2004	2005	2004	2005

George C. Zoley	503,000	0	871,419	434,297	85	0	1,374,504	434,297
Wayne H. Calabrese	419,688	0	625,149	472,659	0	132	1,044,837	472,791
John G. O’Rourke	227,000	0	486,021	317,316	84	660	713,105	317,976
Donald H. Keens	0	0	0	0	2,046	360	2,046	360
John J. Bulfin	0	0	0	0	0	0	0	0
John M. Hurley	0	0	0	0	965	0	965	0
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about GEO’s common stock that may be issued upon the exercise of options, warrants and rights under all of GEO’s equity compensation plans as of January 1, 2006, including the GEO 1994 Stock Option Plan (the “1994 Plan”), the GEO 1999 Stock Option Plan (the “1999 Plan”), and the Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”). GEO’s shareholders have approved all of these plans.

Number of securities
	Number of securities to	Weighted-average	available for future
	be issued upon	exercise price of	issuance under equity
	exercise	outstanding	compensation plans
	of outstanding options,	options,	excluding securities
	warrants and rights	warrants and rights	reflected in column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by Shareholders	1,406,657	$15.53	13,000
Equity compensation plans not approved by shareholders	None	None	None

Total	1,406,657	$15.53	13,000
OPTIONS/ SAR GRANTS IN LAST FISCAL YEAR
GEO did not make any grants of any stock options or stock appreciation rights to any Named Executive Officers during fiscal year 2005.

AGGREGATED OPTIONS / SAR GRANTS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS / SAR VALUES

				Number of Securities				Value of
				Underlying				Unexercised
	Shares			Unexercised				In-the-Money
	Acquired			Options/SARs at				Options/SARs at
	on	Value		Fiscal Year-End				Fiscal Year-End
	Exercise	Realized
	(#)	($)		Exercisable(E)		Unexercisable(U)		Exercisable(E)		Unexercisable(U)

George C. Zoley	—	—		70,000	E(1)			$34,700	E(1)
				333,303	E(2)			$3,492,350	E(2)
Wayne H. Calabrese	—	—		90,000	E(1)			$698,850	E(1)
				157,859	E(2)	24,010	U(2)	$1,529,638	E(2)	$223,761	U(2)
John G. O’Rourke	5,000	9,336	(1)	40,106	E(1)	3,403	U(1)	$416,423	E(1)	$45,668	U(1)
				90,024	E(2)	11,624	U(2)	$851,203	E(2)	$91,486	U(2)
Donald H. Keens				5,106	E(1)	3,403	U(1)	$68,523	E(1)	$45,668	U(1)
	6,000	88,673	(2)	49,024	E(2)	11,624	U(2)	$409,823	E(2)	$91,486	U(2)
John J. Bulfin	—	—		10,000	E(1)			$136,300	E(1)
				55,130	E(2)	15,027	U(2)	$492,838	E(2)	$137,154	U(2)
John M. Hurley	—	—		5,106	E(1)	3,403	U(1)	$68,523	E(1)	$45,668	U(1)
				65,024	E(2)	11,624	U(2)	$633,078	E(2)	$91,486	U(2)

(1)	Options under the 1994 Plan

(2)	Options under the 1999 Plan
EXECUTIVE EMPLOYMENT AND RETIREMENT AGREEMENTS
We have Executive Employment Agreements with George C. Zoley, our Chairman and CEO, Wayne H. Calabrese, our Vice Chairman, President and COO, and John G. O’Rourke, our Senior Vice President and CFO. The employment agreements for Messrs. Zoley and Calabrese have initial three-year terms and thereafter convert into rolling three-year terms. The agreement for Mr. O’Rourke has an initial two-year term and thereafter converts into a rolling two-year term. The agreements provide that Messrs. Zoley, Calabrese, and O’Rourke will receive an annual base salary of $750,000, $525,000 and $255,200, respectively, subject to annual cost of living increases not lower than 5% per year, to be established by the board of directors. Since the execution of Mr. O’Rourke’s agreement, his salary has been increased to $325,000. The employment agreements also provide that each employee is entitled to receive a target annual incentive bonus in accordance with the terms established by our board of directors.
Each employment agreement provides that upon the termination of the agreement for any reason other than by us for cause (as defined in the employment agreement) or by the executive without good reason (as defined in the employment agreement), the executive will be entitled to receive a termination payment equal to the following: (i) two years of the executive’s then current annual base salary and bonus (six months in the case of Mr. O’Rourke); plus (ii) either the continuation of the executive’s employee benefits (as defined in the employment agreement) for a period of ten years (three years in the case of Mr. O’Rourke), or alternatively, at the executive’s election, a cash payment equal to the present value of our cost of providing such executive benefits for a period of ten years (three years in the case of Mr. O’Rourke); plus (iii) the dollar value of the sum of the vacation time that would have been credited to the executive pursuant to our vacation policy and the paid vacation time that the executive was entitled to take immediately prior to the termination which was not in fact taken by the executive. In addition, the employment agreements provide that upon such termination of the executive, we will transfer all of our interest in any automobile used by the executive pursuant to our employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the employment agreements provide that we will pay the residual cost of the lease. The agreements provide that if any payment to the executive thereunder would be subject to federal excise taxes imposed on certain employment payments, we will make an additional payment to the executive to cover any such tax payable by the executive together with the taxes on such gross-up payment.
Upon the termination of the employment agreements by us for cause or by the executive without good reason, the executive will be entitled to only the amount of salary, bonus, and employee benefits that is due through the effective date of the termination. Each employment agreement includes a non-competition covenant that runs through the three-year period (two-year period in the case of Mr. O’Rourke) following the termination of the executive’s employment, and customary confidentiality provisions.
We also have executive retirement agreements with Messrs. Zoley, Calabrese and O’Rourke. The retirement agreements provide that upon the later of (i) the date the executive actually retires from employment with GEO, or (ii) the executive’s 55th birthday, GEO will pay to the executive an amount of money equal to the amount set forth in the following table which corresponds to the executive’s age on the date he retires. The amounts set forth below are net of all applicable federal, state, local and other taxes. GEO is required to pay a gross amount to the executive that results in the executive receiving the net after-tax benefit set forth below. The amounts set forth below increase at a rate of approximately 4% per annum until the executive reaches age 71.
The retirement agreements provide that if the executive should die after his 55th birthday but before he retires from GEO, GEO shall immediately pay to the executive’s beneficiar(ies) or estate the amount GEO would have paid to the executive had he retired immediately prior to his death. The retirement agreements include non-competition provisions that run for a period of two (2) years after the termination of the executive’s employment. Each of Messrs. Zoley, Calabrese and O’Rourke have reached the age of 55.
EXECUTIVE RETIREMENT AGREEMENT BENEFITS TABLE

Executive Retirement Benefit

Retirement Age	George C. Zoley	Wayne H. Calabrese	John G. O’Rourke

55	$2,917,000	$2,333,000	$1,750,000
SENIOR OFFICER EMPLOYMENT AGREEMENTS
On March 23, 2005, we entered into Senior Officer Employment Agreements with John J. Bulfin, our Senior Vice President and General Counsel, Jorge A. Dominicis, our Senior Vice President of Residental Treatment Services, John M. Hurley, our Senior Vice President of North American Operations, and Donald H. Keens, our Senior Vice President of International Services. The employment agreements have rolling two-year terms which continue until each executive reaches age 67 absent earlier termination. The agreements provide that Messrs. Bulfin, Dominicis, Hurley and Keens will receive an annual base salary for 2005 of $315,000, $290,000, $315,000, and $315,000, respectively. Those salaries may be increased in the future in amounts to be determined by our Chief Executive Officer. The executives are also entitled to receive a target annual incentive bonus in accordance with the terms of the Senior Management Performance Award Plan approved by GEO’s shareholders at the 2005 annual meeting.
Each employment agreement provides that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the employment agreement) or by the voluntary resignation of the executive, the executive will be entitled to receive a termination payment equal to the following: (1) two years of the executive’s then current annual base salary; plus (2) either the continuation of the executive’s employee benefits (as defined in the employment agreement) for a period of two years, or alternatively, at the executive’s election, a cash payment equal to the present value of GEO’s cost of providing such executive benefits for a period of two years; plus (3) the dollar value of the sum of paid vacation time that the executive was entitled to take immediately prior to the termination which was not in fact taken by the executive. In addition, the employment agreements provide that upon such termination of the executive, we will transfer all of our interest in any automobile used by the executive pursuant to our employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the employment agreements provide that we will pay the residual cost of the lease. Also, upon such termination, all of the executive’s unvested stock options will fully vest immediately.
Upon the termination of the employment agreements by us for cause or by the executive without good reason, the executive will be entitled to only the amount of salary, bonus, and employee benefits that is due through the effective date of the termination. Each employment agreement includes a non-competition covenant that runs through the two-year period following the termination of the executive’s employment, and customary confidentiality provisions.
SENIOR OFFICER RETIREMENT PLAN BENEFITS TABLE
The following table sets forth the estimated annual benefits under the Senior Officer Retirement Plan (“Retirement Plan”) for executives other than Mr. Zoley, Mr. Calabrese and Mr. O’Rourke payable to a senior officer upon retirement at age 65 and reflects an offset for social security benefits.

Remuneration	Years of Service

Assumed Average Annual	(Estimated Annual Retirement Benefits For
Salary for Five-Year	Years of Credited Service Shown Below)
Period Preceding
Retirement	10	15	20	25	30	35

$125,000	$12	$11,262	$22,512	$33,762	$33,762	$33,762
150,000	4,512	18,012	31,512	45,012	45,012	45,012
175,000	9,012	24,762	40,512	56,262	56,262	56,262
200,000	13,512	31,512	49,512	67,512	67,512	67,512
225,000	18,012	38,262	58,512	78,762	78,762	78,762
250,000	22,512	45,012	67,512	90,012	90,012	90,012
300,000	31,512	58,512	85,512	112,512	112,512	112,512
350,000	40,512	72,012	103,512	135,012	135,012	135,012
400,000	49,512	85,512	121,512	157,512	157,512	157,512
450,000	58,512	99,012	139,512	180,012	180,012	180,012
500,000	67,512	112,512	157,512	202,512	202,512	202,512
GEO’s Retirement Plan is a defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of the employee’s final average annual salary, not including bonus (earned during the employee’s last five (5) years of credited service) times the employee’s years of credited service. Benefits under the Retirement Plan are offset by social security benefits and are computed on the basis of a straight-life annuity. A participant will vest in his or her benefits upon the completion of ten (10) years of service. The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The estimated credited years of service for Messrs. Keens, Bulfin and Hurley are 12, 6, and 7, respectively.
SENIOR MANAGEMENT PERFORMANCE AWARD PLAN
On November 5, 2004, we adopted the Senior Management Performance Award Plan (the “Award Plan”) for certain of our Senior Officers including the CEO, the President, the CFO, and the Senior Vice Presidents. Participants in the Award Plan are assigned a target incentive award, stated as a percentage of the participant’s base salary depending on the participant’s position with GEO. The target incentive awards for 2005 for the CEO, President, CFO and Senior Vice Presidents of GEO were 150%, 120%, 50% and 45% respectively, of base salary. Under the Award Plan, the targets for these performance awards are set at the beginning of the year and are based on GEO’s revenues and net income after tax. In the event that the budgeted targets set for these criteria are exceeded, the target incentive awards for the CFO and Senior Vice Presidents may be increased up to an additional 50% based upon a recommendation by the CEO subject to review and approval by the Compensation Committee. The CEO and President are not eligible for the discretionary adjustment. Factors typically considered by the Compensation Committee and the CEO in determining whether to grant the discretionary award include the contribution of the particular employee during the fiscal year and compliance with previously agreed upon goals and objectives. The Award Plan is governed by the Compensation Committee of the Board of Directors and is administered on a day to day basis by the CEO and Vice President of Human Resources. The Award Plan was approved by GEO’s shareholders at the 2005 annual meeting.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee of the Board of Directors (the “Compensation Committee”) met four (4) times during 2005. The Compensation Committee is composed of three independent, non-employee directors who are not eligible to participate in any of GEO’s executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee GEO’s compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of GEO’s compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, retirement plans (as noted earlier in this section of the Proxy), and long-term incentive awards in the form of stock options.
Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. GEO’s management determines a salary for each senior executive position that it believes is appropriate to attract and retain talented and experienced executives and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer’s base salary for the immediately preceding fiscal year. From time to time, management will obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information will be used as a market check on the reasonableness of the salaries proposed by management. The comparator companies will include a group of competitor companies whose revenue, performance, and position matches are deemed relevant and appropriate. Management will then recommend executive salaries to the Compensation Committee.
The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is a substantial difference between the recommended salary and an officer’s compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee will evaluate numerous factors, including GEO’s operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with GEO. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, will be utilized as appropriate.
The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other Named Executive Officers for 2003, 2004 and 2005. The Compensation Committee formally evaluates the performance of the CEO.
The salaries of the CEO and the other Named Executive Officers for 2005 were determined as follows: (i) in 2004, the Compensation Committee engaged an independent, nationally recognized executive compensation consulting firm to review GEO’s compensation structure for the CEO and the other Named Executive Officers; (ii) the consulting firm undertook a comprehensive review of GEO’s then current executive officer compensation practices, as well as those of GEO’s competitors and other comparable companies and reported the results of its review to the Compensation Committee; and (iii) based upon the consulting firm’s review and recommendations, the Compensation Committee set the salaries for fiscal year 2004 for the CEO and the other Named Executive Officers. In setting 2005 salaries for the CEO and the other Named Executive Officers, the Compensation Committee took the 2004 salaries of these individuals and applied merit increases ranging between 5% and 5.3%, which several of the Named Executive Officers, including the CEO, are eligible to receive under the terms of their employment agreements. The merit increases were awarded based on GEO’s overall performance in 2005 and, in particular, GEO’s successful completion of the acquisition of Correctional Services Corporation, and GEO Care Inc.’s disposition of the Atlantic Shores Hospital.
Bonuses for the CEO and the other Named Executive Officers for 2005 were determined pursuant to GEO’s Senior Management Performance Award Plan (the “Bonus Plan”), which was established by the Compensation Committee and approved by GEO’s shareholders in 2005. The Bonus Plan sets forth the manner in which bonuses are determined for GEO’s executive officers. The aggregate amount of incentive compensation payable under the Bonus Plan is based on GEO’s consolidated revenue and net income after provision for income taxes as defined in the Bonus Plan. The Bonus Plan is intended as an incentive for executives to increase both the revenue and profit of GEO and provides that these factors are to be used in calculating the individual bonuses. The weighing for these factors is 65% profit and 35% revenue. A discretionary adjustment to the incentive award (up to 50% upward) may be applied to reflect individual performance. The CEO and President are not eligible to receive this discretionary adjustment. The Compensation Committee’s decisions regarding the amount of incentive compensation payable in a given year under the Bonus Plan and the allocation among the participants are based on the profit and revenue factors, the contribution of a particular employee during the fiscal year to GEO and compliance with previously agreed upon goals and objectives as outlined in GEO’s strategic plan. In awarding bonuses for the CEO and the other Named Executive Officers for 2005 under the Plan, the Committee determined that, after excluding the impact of certain non-recurring items in accordance with the terms of the Bonus Plan, GEO achieved 103.2% and 91.3% of its targeted revenue and profit for 2005, respectively. Based upon this performance, the executive officers were eligible to receive a payout of 88.7% of their respective targeted awards under the terms of the Bonus Plan. The Compensation Committee authorized the payment of these amounts to all of the executive officers covered under the Bonus Plan, including the CEO and the other Named Executive Officers. The Compensation Committee did not make any discretionary upward adjustments to awards under the Bonus Plan for 2005.
GEO also maintains a Stock Option Plan (the “Stock Option Plan”) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to GEO. Such options are granted at market value at the time of grant and have variable vesting periods in order to encourage retention. The Compensation Committee did not make any awards under the Plan to any Named Executive Officers during 2005.
The base salary, the Bonus Plan and the Stock Option Plan components of compensation, will continue to be implemented by the above described policies, and will result in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.
By the Compensation Committee:

Richard H. Glanton (Chairman) Anne N. Foreman John M. Perzel
AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee of the board of directors of GEO met fourteen (14) times during fiscal year 2005. The Audit and Finance Committee has a written charter, a copy of which is filed with the SEC as required and can also be found on our website at http://www.thegeogroupinc.com by clicking on the link “Corporate” on our homepage and then clicking on the link “Corporate Governance”. The Audit and Finance Committee reviews this Charter annually. In accordance with those powers and duties:

1.	The Audit & Finance Committee has reviewed and discussed the audited financial statements for the fiscal year with management;

2.	The Audit & Finance Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec 380) as then modified or supplemented;

3.	The Audit & Finance Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as then modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence; and

4.	Based on the review and discussions referred to in paragraphs 1.) through 3.), above, the Audit & Finance Committee recommends to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year for filing with The Securities and Exchange Commission.

5.	The Audit & Finance Committee has reviewed all fees, both audit related and non-audit related, of the independent accountant and considers the provision of non-audit services to be compatible with the maintenance of the independent accountant’s independence.

6.	All members of the Audit & Finance Committee are independent as independence is defined in Sections 303 of the NYSE’s current listing standards.
By the Audit and Finance Committee:

Richard H. Glanton (Chairman) John M. Palms John M. Perzel

Comparison of Five-Year Cumulative Total Return*
The GEO Group, Inc., Wilshire 5000 Equity, and
S&P 500 Commercial Services and Supplies Indexes
(Performance through December 31, 2005)

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

The GEO Group, Inc.	$100.00	$187.93	$150.64	$309.15	$360.41	$310.92
Wilshire 5000 Equity	$100.00	$89.83	$70.46	$92.76	$104.35	$111.01
S&P 500 Commercial Services and Supplies	$100.00	$118.64	$85.99	$120.45	$129.44	$126.52
Assumes $100 invested on December 31, 2000 in The GEO Group, Inc. common stock and the Index companies.
* Total return assumes reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
There were no material relationships or related party transactions during fiscal year 2005.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee served as an officer or employee of GEO or any of GEO’s subsidiaries during fiscal year 2005 or any prior year. There were no material transactions between GEO and any of the members of the Compensation Committee during fiscal year 2005.
DIRECTORS’ COMPENSATION
Directors of GEO who are not officers were paid during fiscal year 2005 an annual retainer fee of $20,000 plus an annual fee of $5,000 for each committee served as chairperson, $1,500 for each board meeting attended (minimum four per year), and $1,200 for each committee meeting attended. Each director also receives annually from GEO pursuant to GEO’s Non-Employee Director Stock Option Plan an option to purchase up to thirty five hundred (3,500) shares of common stock of GEO, or a cash equivalent.
No other compensation was paid by GEO to directors for their service on the board during fiscal year 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires that GEO’s directors, executive officers and persons who beneficially own 10% or more of GEO’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To GEO’s knowledge, based solely on a review of the copies of such reports furnished to GEO and written representations that no other reports were required, during the year ended January 1, 2006, all such filing requirements applicable to GEO’s directors, executive officers and greater than 10% beneficial owners were complied with.
Proposal 2
Ratification of Independent Registered Certified Public Accountants
The Audit and Finance Committee of our board of directors has appointed Grant Thornton LLP as our independent registered certified public accountants for the 2006 fiscal year. Services provided to us and our subsidiaries by Ernst & Young LLP in Fiscal 2005 are described under “Independent Certified Public Accountants” on page 17. Ernst & Young LLP audited our accounts for Fiscal 2005. The Audit and Finance Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our shareholders of this appointment, although our Audit and Finance Committee is not bound by any shareholder action on this matter.
If the appointment of Grant Thornton LLP as our independent registered certified public accountants is not ratified by our shareholders, the Audit and Finance Committee will reconsider its appointment, but may nevertheless retain Grant Thornton LLP. Also, even if the appointment of Grant Thornton LLP as our independent registered certified public accountants is ratified by our shareholders, the Audit and Finance Committee may direct the appointment of a different independent auditor at any time during the year if the Audit and Finance Committee determines, in its discretion, that such a change would be in our best interests. Grant Thornton LLP has advised GEO that no partner or employee of Grant Thornton LLP has any direct financial interest or any material indirect interest in GEO other than receiving payment for its services as independent certified public accountants.
Proposal 3
Adoption of The Geo Group, Inc. 2006 Stock Incentive Plan
The board of directors adopted The GEO Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) on April 10, 2006, subject to approval by our shareholders. The 2006 Plan is intended to replace our 1994 Plan and our 1999 Plan (the “Prior Plans”). Upon the approval of the 2006 Plan by shareholders, no further grants will be made under the Prior Plans. If approved, the 2006 Plan will become effective on the date that our shareholders approve the 2006 Plan.

The board of directors believes the 2006 Plan will advance the long-term success of our company by encouraging stock ownership among key employees and members of our board of directors who are not employees.
Background of the 2006 Plan
The Compensation Committee has historically granted options under our Prior Plans to our key employees and members of our board of directors to create a more performance-oriented culture and to further align the interests of management and our shareholders. Prior to 2003, the total number of outstanding stock options as a percentage of the number of total shares of outstanding common stock, or our “overhang,” had historically been relatively low. However, when we repurchased the 57% majority interest held by our former parent company, Group 4 Falck A/ S, in 2003, the number of outstanding stock options remaining unchanged even though the total number of outstanding shares of common stock was reduced by 12,000,000. As a result, the repurchase had the effect of making the total number of stock options outstanding as a percentage of the total outstanding shares of common stock appear disproportionately large.
In light of this, we have granted only 164,674 stock options over the past three years, which has limited our ability to attract and retain key employees through equity compensation. Accordingly, the large majority of shares issuable pursuant to the exercise of our outstanding stock options were issued more than three years ago. In fact, of the 1,345,947 shares issuable with respect to stock options currently outstanding, 69% of those awards were issued as of fiscal year-end 2002 and 98% of those awards were issued as of fiscal year-end 2004. In addition, we currently only have approximately 1,200 shares available for grant under the Prior Plans. We are concerned that the inability to make new equity based compensation awards will materially adversely impact our ability to attract and retain existing and new employees.
To address these concerns, the board of directors has approved the 2006 Plan, subject to shareholder approval, in order to provide us with flexibility in recruiting and motivating and rewarding key employees with long-term incentives. The board of directors has limited the total aggregate number of shares available for grant under the 2006 Plan to 300,000 shares, or approximately 3% of our total outstanding shares. In the event that the 2006 Plan is approved by GEO’s shareholders and the board of directors would like to increase the number of shares available for issuance under the terms of the 2006 Plan in the future, GEO would seek shareholder approval for any such increase. The board of directors believes that equity compensation under the 2006 Plan will be important to our ability to achieve superior performance in the future. Accordingly, the board of directors recommends a vote “FOR” the adoption of the 2006 Plan.
Key Features of 2006 Plan
The following are several key features of the 2006 Plan:

•	Share Usage and Annual Run Rate. The 2006 Plan provides for a fixed reserve of 300,000 shares. The 2006 Plan also limits the number of shares awarded annually under the 2006 Plan, or the annual run rate, to a maximum of 3% of GEO’s total number of outstanding shares of common stock at any time during a fiscal year. In managing the annual run rate, the Compensation Committee will consider the potential negative impact on dilution of the granting of awards under the 2006 Plan. Any shares of common stock that we may repurchase from time to time will be factored into the Compensation Committee’s determination of awards under the 2006 Plan.

•	Controlled Use of Full Value Awards. The 2006 Plan limits the number of full value awards (e.g., restricted stock, performance shares and performance share units, etc.) that can be granted on a share for share basis to 150,000 total shares of common stock. This provision will limit the potential dilutive impact of full value awards issued under the 2006 Plan.

•	Discounted Stock Option and Stock Appreciation Rights Prohibited. The 2006 Plan prohibits stock appreciation rights or stock option awards with an exercise price less than the fair market value of our common stock on the date of grant.

•	Re-pricing Without Shareholder Approval Prohibited. Without shareholder approval, the 2006 Plan prohibits the re-pricing of options and stock appreciation rights, the cancellation of such awards in exchange for new awards with a lower exercise price or the repurchase of such awards which have an exercise price that is higher than the then current fair market value of GEO’s common stock, except in the event of stock splits, certain other recapitalizations and a change in control.

•	Inclusion of Minimum Vesting Provisions. With respect to awards that are subject only to a future service requirement, unless the Compensation Committee provides otherwise in an award agreement, (i) options and stock appreciation rights granted pursuant to the 2006 Plan will be subject to a four-year vesting schedule as follows: 20% of such options or stock appreciation rights will vest immediately and the remaining 80% of such options or stock appreciation rights will vest in equal annual increments over a four-year period following the date of grant, and (ii) all other awards that have vesting periods will vest in equal annual increments over a four-year period following the date of grant.

•	Shares Terminated Under Prior Plans will Not Increase the Plan Reserve. Shares subject to awards under the Prior Plans that are cancelled, forfeited, or expired will not be available for re-grant in the 2006 Plan. There will be no transfer of unused shares reserved for other plans into the 2006 Plan share reserve. Upon approval of the 2006 Plan, GEO will not grant any new awards under any of the Prior Plans.

•	Shares Surrendered to Pay Taxes or Exercise Price for Stock Options Will Not Increase the Plan Reserve. Shares tendered to us for taxes or to pay the exercise price will not provide us with additional shares for the 2006 Plan.

•	Stock Appreciation Rights Settled in Shares Will Not be Counted on a Net Basis. Each stock-settled stock appreciation right will count as a full share against the 2006 Plan share reserve limit rather than the net gain realized upon exercise.

•	Independent Plan Administrator. The 2006 Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors.

•	Fixed Plan Term. The 2006 Plan will expire ten years after shareholders approve the 2006 Plan. However, awards granted under the 2006 Plan may survive the termination of the Plan.

•	Limit on Stock Option Period. Stock appreciation rights and stock options will have a maximum term of ten years.
Description of the 2006 Plan
The text of the 2006 Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following summary of key provisions of the 2006 Plan is qualified in its entirety by reference to the attached 2006 Plan document.
Purpose of the 2006 Plan
The purpose of the 2006 Plan is to align shareholder and management interests through stock and performance-based awards linked to shareholder value and to give us a competitive advantage in attracting and retaining key employees and directors.
Eligibility and Participation
Officers, directors, employees (including prospective employees) and consultants of our company, its subsidiaries and affiliates will be eligible to participate in the 2006 Plan, as determined by the Compensation Committee. As of April 7, 2006, there were approximately 9,930 employees, of which nine were executive officers, and five non-employee directors that are eligible to participate in the 2006 Plan.

Administration of the 2006 Plan
The 2006 Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee will have full authority to administer the 2006 Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and 2006 Plan provisions and to amend the 2006 Plan and outstanding awards subject to certain limitations set forth in the 2006 Plan document.
Shares Reserved for Plan Awards
A maximum of 300,000 shares of our common stock may be delivered under the 2006 Plan. The 2006 Plan limits the maximum number of shares that may be awarded annually to 3% of GEO’s outstanding shares. Approximately 1,200 shares remaining available for grant under the Prior Plans would no longer be available after the effective date of the 2006 Plan. If awards granted under the 2006 Plan are forfeited, cancelled or otherwise expire without delivery of shares, the shares reserved for issuance pursuant to any such terminated award will remain available for future awards. Awards that are valued by reference to our common stock but settled in cash will not be subject to the foregoing share limitations.
Shares tendered to pay the exercise price or tax withholding obligation for stock options will be treated as delivered for purposes of calculating the share reserve limit and will not be added back to the share reserve for additional grants. The pool of available shares will be reduced by the gross number of shares underlying stock appreciation right awards.
The maximum number of shares subject to grants of incentive stock options (“ISOs”) under the 2006 Plan is 150,000.
Individual Award Limits
The maximum number of shares subject to options or stock appreciation rights that may be granted to an individual participant in any one calendar year is 150,000. The maximum number of shares subject to performance shares, restricted stock or common stock awards that may be granted to an individual participant in any one calendar year is 150,000. In addition, no individual participant may be granted performance units having a grant date value greater than $1,000,000 in any one calendar year.
The aggregate fair market value of our common stock on the date of grant underlying ISOs that can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.
Stock Appreciation Rights and Stock Options
The 2006 Plan provides for awards of stock appreciation rights, non-qualified stock options and ISOs intended to comply with Section 422 of the Internal Revenue Code. The 2006 Plan specifically prohibits the following:

•	the granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an ISO granted to a 10% shareholder, 110% of fair market value); and

•	without shareholder approval (except in the event of a stock split, certain other recapitalizations and a change in control):

•	the re-pricing of stock appreciation and stock option awards;

•	the cancellation of such awards in exchange for new awards with a lower exercise price; or

•	the repurchase of such awards which have an exercise price that is higher than the then current fair market value of GEO’s common stock.

As of April 7, 2006, the market price of our common stock was $34.50 per share, as reported on the New York Stock Exchange.
A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Stock appreciation rights and stock options will have a maximum term of ten years (or five years in the case of an ISO granted to a 10% shareholder). Options and stock appreciation rights that are subject only to a future service requirement will vest immediately with respect to 20% of the award and the remaining 80% of the award will vest pro rata over a four-year vesting period (unless the Compensation Committee provides otherwise in an award agreement). However, options granted to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule.
Restricted Stock, Performance Shares and Performance Unit Awards
A restricted stock award is an award of shares of our common stock subject to risk of forfeiture and a restriction on transferability. The risk of forfeiture and restriction on transferability will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof. A performance share award is restricted stock that vests solely upon the achievement of specified performance targets. A performance unit award gives the holder the right to receive a designated dollar value, or shares of common stock of equivalent value, that is payable only upon the achievement of specified performance targets. Generally, restricted stock awards subject only to a future service requirement will vest over a four-year vesting schedule in annual increments of 25%. However, restricted stock awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. Unless the Compensation Committee provides otherwise, in an award agreement a recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares and receive dividends. The holder of a performance share unit award is generally not entitled to the rights of a holder of our common stock.
Change in Control and Other Events
The 2006 Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the 2006 Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.
In the event of a change in control, the Compensation Committee may, in its discretion, provide that some or all outstanding awards will (i) become immediately exercisable or vested, (ii) terminate, subject to the ability of the participants to exercise any vested award or to receive a cash payment equal to the difference between the change in control price and the exercise price (if any) of any vested awards, (iii) in the event of a liquidation or dissolution of us, convert into the right to receive the liquidation proceeds, less the exercise price (if any), or (iv) any combination of the above.
Qualified Performance-Based Awards
The 2006 Plan is designed so that compensation from stock options, stock appreciation rights, performance share units and other performance-based awards will generally be structured to be exempt from the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. The Compensation Committee will administer the 2006 Plan and the 2006 Plan will be interpreted consistent with the purpose of maintaining the exemption from the Section 162(m) deduction limitation, except that qualified performance targets may be waived in the event of a change in control. The Compensation Committee is responsible for certifying to the measurement of applicable performance targets. The 2006 Plan provides that performance-

based compensation awards intended to be exempt from the Section 162(m) deduction limitation will be subject to vesting on the basis of one or more of the following performance targets:

•	Enterprise value or value creation;

•	After-tax or pre-tax profits;

•	Operational cash flow or working capital;

•	Operational costs;

•	Level of bank debt or other long- or short-term debt or other similar financial obligations;

•	Earnings per share or earnings per share from continuing operations;

•	Net sales, revenues, net income or earnings before income tax or other exclusions;

•	Return on capital;

•	Return on shareholder equity;

•	Fair market value of our common stock;

•	Value of an investment in our common stock; and

•	EBITDA (earnings before income tax, depreciation and amortization).
Effective Date and Term
The 2006 Plan will be effective on the date shareholders approve the 2006 Plan. The 2006 Plan will terminate ten years after the date shareholders approve the 2006 Plan.
Amendments
The 2006 Plan may be amended by the Compensation Committee provided that no 2006 Plan amendment may materially impair the rights of award recipients with respect to existing awards and no amendment shall be made without approval of our shareholders to:

•	Change the class of individuals eligible to receive awards under the 2006 Plan;

•	Increase the number of shares that may be issued under the 2006 Plan;

•	Amend the 2006 Plan in a manner that requires shareholder approval under state or federal law or the rules of the New York Stock Exchange; or

•	Eliminate a requirement that shareholders approve an action under the 2006 Plan.
Transferability
Awards granted under the 2006 Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members. Restricted stock, performance shares and performance share units may not be transferred or disposed of until the applicable restrictions lapse.
Federal Income Tax Consequences
The following discussion is intended only as a brief summary of the material U.S. Federal income tax rules that are generally relevant to 2006 Plan awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.
Upon the exercise of a stock appreciation right, an award recipient will be subject to ordinary income tax, and wage and employment tax withholding equal to the excess of the fair market value of our common stock on the exercise date over the fair market value of our common stock on the date of grant. We will generally be entitled to a corresponding deduction equal to the amount of ordinary income that the recipient recognizes. Upon the exercise of a non-qualified option, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price paid (the “spread”) will constitute compensation taxable to the recipient as ordinary income. We will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the recipient. With respect to ISOs, a recipient who holds shares acquired upon exercise will not recognize taxable income. If the recipient holds the shares for at least one year, the recipient will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. We will not receive a tax deduction with respect to the exercise of an ISO if the one year ISO holding period is satisfied. Generally, award recipients do not recognize any taxable income and we are not entitled to a deduction upon the grant of a stock appreciation right, a non-qualified option or an ISO.
The recipient of a performance share, performance share unit, restricted stock, or other stock-based or performance-based award will not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued service requirements or other conditions that must be satisfied before payment or delivery of shares can occur. The recipient will generally recognize ordinary income when the substantial risk of forfeiture expires or is removed. We will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes.
Foreign Employees and Foreign Law Considerations
The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify provisions to applicable award agreements and establish sub-plans for the purpose of complying with legal or regulatory provisions of countries outside the United States.
Recommendation of the Board of Directors
The board of directors recommends a vote “FOR” the adoption of The GEO Group, Inc. 2006 Stock Incentive Plan.
SHAREHOLDER PROPOSAL DEADLINE
Shareholder proposals intended to be presented at the year 2007 annual meeting of shareholders must be received by GEO for inclusion in GEO’s proxy statement and form of proxy relating to that meeting by December 14, 2006. Additionally, GEO must have notice of any shareholder proposal to be submitted at the 2006 annual meeting of shareholders (but not required to be included in GEO’s proxy statement) by February 27, 2007, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

OTHER MATTERS
The board of directors knows of no other matters to come before the shareholders’ meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.
By order of the Board of Directors,

John J. Bulfin
Senior Vice President, General Counsel
and Corporate Secretary
April 13, 2006

A copy of GEO’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, including the financial statements and the schedules thereto, but excluding exhibits thereto, required to be filed with the SEC will be made available without charge to interested shareholders upon written request to Director, Corporate Communications, The GEO Group, Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487.

APPENDIX A
THE GEO GROUP, INC.
2006 STOCK INCENTIVE PLAN
1. ESTABLISHMENT, EFFECTIVE DATE AND TERM
      The GEO Group, Inc., a Florida corporation hereby establishes The GEO Group, Inc. 2006 Stock Incentive Plan. The Effective Date of the Plan shall be the date that the Plan was approved by the shareholders of GEO in accordance with the laws of the State of Florida or such later date as provided in the resolutions adopting the Plan; provided, however, no Award may be granted unless and until the Plan has been approved by the shareholders of GEO. Unless earlier terminated pursuant to Section 15(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.
2. PURPOSE
      The purpose of the Plan is to enable GEO to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of GEO.
3. ELIGIBILITY
      Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.
4. ADMINISTRATION
      (a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.
      (b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.
      (c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.
      (d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.
      (e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of GEO, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of GEO. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.
5. SHARES OF COMMON STOCK SUBJECT TO PLAN
      (a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be the sum of Three Hundred Thousand (300,000) shares.
      (b) Maximum Shares Issuable During a Fiscal Year. The maximum number of shares of Common Stock that may be issued under all Awards granted in a fiscal year shall not exceed three percent (3%) of GEO’s maximum authorized and outstanding shares of Common Stock at any time during said fiscal year; provided, however, that (i) such limitation shall not include any substitute grants made in settlement of any awards under any other plan sponsored by GEO or substitute grants or equity assumed in connection with a corporate transaction, and (ii) any shares of Common Stock repurchased or redeemed by GEO after any Awards have been made which have been authorized by the Board shall nevertheless be deemed to be outstanding for purposes of calculating whether there has been a violation of this Section 5(b).
      (c) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Hundred and Fifty Thousand (150,000) of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Hundred and Fifty Thousand (150,000) of such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Hundred and Fifty Thousand (150,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Hundred and Fifty Thousand (150,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.
      (d) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

(ii) In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii) Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.
      (e) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.
      (f) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of GEO by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of GEO or other increase or decrease in such shares effected without receipt of consideration by GEO occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iv) the calculation of the reduction of shares of Common Stock available under the Plan, (v) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (vi) the Exercise Price of outstanding Options granted under the Plan, and/or (vii) the number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 10. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(f), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(f) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.
6. OPTIONS
      (a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.
      (b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

      (c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.
      (d) Limitation on Repricing. Unless such action is approved by GEO’s shareholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(d) and 12); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12).
      (e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.
      (f) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of GEO, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.
      (g) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 10, 12 and 13 of the Plan, Options covered by any Award under this Plan that are subject solely to a future service requirement shall vest as follows: (i) 20% of the Options subject to an Award shall vest immediately upon the Grant Date; and (ii) the remaining 80% of the Options subject to an Award shall vest over the four-year period immediately following the Grant Date in equal annual increments of 20%, with one increment vesting on each anniversary date of the Grant Date.

      (h) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to GEO a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to GEO at its principal office and addressed to the attention of John J. Bulfin, General Counsel, The GEO Group Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.
      (i) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to GEO of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to GEO’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in GEO incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to GEO, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to GEO to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.
      (j) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.
7. STOCK APPRECIATION RIGHTS
      (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.
      (b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.
      (c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the General Counsel of GEO, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.
      (d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.
8. RESTRICTED STOCK
      (a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.
      (b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 10, 12 and 13 of the Plan, Restricted Stock covered by any Award under this Plan that are subject solely to a future service requirement shall vest over the four-year period immediately following the Grant Date in equal annual increments of 25%, with one increment vesting on each anniversary date of the Grant Date. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(c).
      (c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The GEO Group, Inc. 2006 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and The GEO Group, Inc. (the “Company”), dated (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”
      (d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.
      (e) Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.
      (f) Termination of Service. Unless otherwise provided in a Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by GEO with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(c) as if such grants of Restricted Stock were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9. PERFORMANCE SHARES AND PERFORMANCE UNITS
      (a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.
      (b) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, GEO’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax profits including, without limitation, that attributable to GEO’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, GEO’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, GEO’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of GEO’s long-term or short-term public or private debt or other similar financial obligations of GEO, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from GEO’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, GEO’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, GEO’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of GEO’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of GEO of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by GEO (or a subsidiary, division, facility or other operational unit of GEO) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.
      (c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a shareholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 8 above if the Performance Shares were Restricted Stock. Unless otherwise provided in an Award Agreement, a holder of Performance Units is not entitled to the rights of a holder of Common Stock.

      (d) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.
      (e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.
10. VESTING OF AWARD GRANTS TO NON-EMPLOYEE DIRECTORS
      Notwithstanding the minimum vesting provisions in Section 6(g) and 8(b) of the Plan, any Award granted to a Non-Employee Director in lieu of cash compensation shall not be subject to any minimum vesting requirements.
11. OTHER AWARDS
      Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible

Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.
12. CHANGE IN CONTROL
      Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of GEO, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of GEO, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of GEO, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).
13. CHANGE IN STATUS OF PARENT OR SUBSIDIARY
      Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by GEO or any entity that is a part of the Company immediately after such event.
14. REQUIREMENTS OF LAW
      (a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.
      (b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the

Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.
      (c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.
      (d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.
15. GENERAL PROVISIONS
      (a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.
      (b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.
      (c) Dividends and Dividend Equivalents. Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(d) and subject to Section 8(e) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).
      (d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The

Committee shall not permit the deferral of an Award unless counsel for GEO determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.
      (e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.
      (f) Issuance of Certificates; Shareholder Rights. GEO shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.
      (g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.
      (h) Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of GEO offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.
      (i) Use of Proceeds. The proceeds received by GEO from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of GEO.
      (j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the shareholders of GEO in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 12, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.
      (k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted;

provided, however, that the approval of the shareholders of GEO in accordance with applicable law and the Articles of Incorporation and Bylaws of GEO shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the shareholders of GEO must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.
      (l) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.
      (m) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.
      (n) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 15(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 15(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.
      (o) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

      (p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
      (q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.
      (r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.
      (s) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
      (t) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.
      (u) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.
      (v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
      (w) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to GEO, to its principal place of business, attention: John J. Bulfin, General Counsel, The GEO Group Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A
DEFINITIONS
      “Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.
      “Award Agreement” means a written agreement entered into by GEO and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.
      “Board” means the board of directors of GEO.
      “Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.
      “Change in Control” shall be deemed to occur upon:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than GEO, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of GEO in substantially the same proportions as their ownership of common stock of GEO), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of GEO representing thirty percent (30%) or more of the combined voting power of GEO’s then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by GEO’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger, consolidation, reorganization, or other business combination of GEO with any other entity, other than a merger or consolidation which would result in the voting securities of GEO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of GEO or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of GEO (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of GEO’s then outstanding securities shall not constitute a Change in Control; or

(d) the shareholders of GEO approve a plan of complete liquidation of GEO or the consummation of the sale or disposition by GEO of all or substantially all of GEO’s assets other than (x) the sale or disposition of all or substantially all of the assets of GEO to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of GEO at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of GEO.
      However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.
      “Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of GEO.
      “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
      “Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.
      “Common Stock” means the common stock, par value $0.01 per share, of GEO.
      “Company” means The GEO Group, Inc., a Florida corporation, the subsidiaries of The GEO Group, Inc., and all other entities whose financial statements are required to be consolidated with the financial statements of The GEO Group, Inc. pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of The GEO Group, Inc. as determined by the Committee in its sole and absolute discretion.
      “Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).
      “Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).
      “Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.
      “Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.
      “Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

      “Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.
      “Effective Date” shall mean the date that the Plan was approved by the shareholders of GEO in accordance with applicable law or such later date as provided in the resolutions adopting the Plan.
      “Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      “Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.
      “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted;provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.
      “GEO” means The GEO Group, Inc., a Florida corporation.
      “Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.
      “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.
      “Non-Employee Director” means a director of GEO who is not an active employee of the Company.
      “Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
      “Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.
      “Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.
      “Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.
      “Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.
      “Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.
      “Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.
      “Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.
      “Plan” means this The GEO Group, Inc. 2006 Stock Incentive Plan.

      “Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.
      “Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.
      “Section 424 Employee” means an employee of GEO or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.
      “Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.
      “Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

The Board of Directors recommends a vote FOR Proposal 1, Proposal 2 and Proposal 3.	Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

			FOR	WITHHOLD
			all nominees listed	AUTHORITY
			except as indicated	to vote for all nominees
1.	ELECTION OF DIRECTORS:		☐	☐

	Nominees:	(01) Wayne H. Calabrese,
(02) Norman A. Carlson,
(03) Anne N. Foreman,
(04) Richard H. Glanton,
(05) John M. Palms,
(06) John M. Perzel; and
(07) George C. Zoley.
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Grant Thornton LLP as independent certified public accountants of The Geo Group, Inc.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve The Geo Group, Inc. 2006 Stock Incentive Plan.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy card
promptly using the enclosed envelope.

Please Sign Here and Return Promptly

Signature	Signature	Dated	, 2006

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

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The Geo Group, Inc.

One Park Place 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487

This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints George C. Zoley as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The Geo Group, Inc. held of record by the undersigned on March 17, 2006, at the Annual Meeting of Shareholders to be held at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, at 9:00 A.M. (EST), May 4, 2006, or at any adjournment thereof.

      This Proxy is solicited by the Board of Directors and will be voted in accordance with the above instructions. If no instructions are specified, this Proxy will be voted FOR Proposals 1, 2 and 3. On any other business which may properly come before the meeting, the shares will be voted in accordance with the judgement of the persons named as proxies.

(Continued, and to be signed, on other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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The Board of Directors recommends a vote FOR Proposal 1, Proposal 2 and Proposal 3.	Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

			FOR	WITHHOLD
			all nominees listed	AUTHORITY
			except as indicated	to vote for all nominees
1.	ELECTION OF DIRECTORS:		☐	☐

	Nominees:	(01) Wayne H. Calabrese,
(02) Norman A. Carlson,
(03) Anne N. Foreman,
(04) Richard H. Glanton,
(05) John M. Palms,
(06) John M. Perzel; and
(07) George C. Zoley.
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Grant Thornton LLP as independent certified public accountants of The Geo Group, Inc.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve The Geo Group, Inc. 2006 Stock Incentive Plan.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy card
promptly using the enclosed envelope.

Please Sign Here and Return Promptly

Signature	Signature	Dated	, 2006

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/ggi-401k		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy. Have your proxy card in hand	OR	Use any touch-tone telephone to vote your proxy. Have your proxy	OR	your proxy card and return it in the
when you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

This Voting Instruction Form is requested by Mellon Bank, N.A. in conjunction with a proxy allocation by the Board of Directors of The Geo Group, Inc.

CONFIDENTIAL VOTING INSTRUCTION FORM

To: Mellon Bank, N.A. as Trustee of The Geo Group, Inc. 401(k) Plan

      The Undersigned hereby instructs Mellon Bank, N.A. as Trustee of The Geo Group, Inc. 401(k) Plan, to vote in person or by Proxy at the Annual Meeting of Shareholders to be held May 4, 2006, at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, and at any postponements thereof, all the shares of Common Stock of The Geo Group, Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the other side hereof.

      Mellon Bank, N.A. will vote the shares represented by this Voting Instruction Form that is properly completed, signed, and received by Mellon Bank, N.A. before 5:00 p.m. EST on May 1, 2006. Please note that if this Voting Instruction Form is not properly completed and signed, or if it is not received by The Trustee as indicated above, shares allocated to a participants account will not be voted. Mellon Bank, N.A. will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

Mellon Bank, N.A. makes no recommendation regarding any voting instruction.

(Continued, and to be signed, on other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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